Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47104) of Corvis Corporation of our report dated July 30, 2003, except as to the restatement described in Note 2 and the litigation described in Note 15 which is as of April 2, 2004, relating to the financial statements of the Broadband Operations of Broadwing Communications Inc., which appears in the Current Report on Form 8-K/A Amendment No. 2 of Corvis Corporation dated June 13, 2003.

PricewaterhouseCoopers LLP

Austin, Texas

April 7, 2004